As filed with the Securities and Exchange Commission on March 1, 2018

Registration No. 333-

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 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ____________________________________________________________________________________
 FLEETCOR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	72-1074903
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5445 Triangle Parkway, Suite 400
Peachtree Corners, Georgia 30092
(Address of Principal Executive Offices) (Zip Code)

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FleetCor Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan
(Full Title of the Plan)

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Brad Slutsky
General Counsel
5445 Triangle Parkway, Suite 400
Peachtree Corners, Georgia 30092
(770) 449-0479

(Name, Address and Telephone Number,
Including Area Code, of Agent for Service)
Copies to:
Alan J. Prince
Alana L. Griffin
King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309
(404) 572-4600

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	3,500,000	$202.93	(2)	$710,255,000	$88,426.75

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares of the Registrant’s common stock as may become issuable under the Amended and Restated 2010 Equity Compensation Plan as the result of any future stock splits, stock dividends or similar adjustment of the Registrant’s common stock.

(2)
Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $202.93 per share represents the average of the high and low prices reported for the Registrant’s common stock on the New York Stock Exchange on February 27, 2018.

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EXPLANATORY NOTE
FleetCor Technologies, Inc. (the “Registrant”) filed a registration statement on Form S-8 on December 20, 2010 (File No. 333-171289) and on August 8, 2013 (File No. 333-190483) (the “Prior Registration Statements”) to register under the Securities Act shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to the FleetCor Technologies, Inc. 2010 Equity Compensation Plan (the “2010 Plan”), which was amended and restated effective May 30, 2013 (the “2013 Plan”). The 2013 Plan was further amended and restated effective February 7, 2018 (the “A&R Plan”). The Registrant is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 3,500,000 shares of Common Stock to be issued pursuant to the A&R Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement. In addition, the following documents that the Registrant has previously filed with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 1, 2018;
(b) The Registrant’s Current Reports on Form 8-K filed on January 29, 2018 and February 12, 2018; and
(c) The description of the Registrant’s common stock, $0.001 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed on December 10, 2010.
All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies, supersedes or replaces such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.
Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.1	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-166092), filed on June 29, 2010).

4.2	Amended and Restated Certificate of Incorporation of FleetCor Technologies, Inc. (incorporated by reference to Exhibit No. 3.1 to the Registrant’s Annual Report on Form 10-K, filed on March 25, 2011).

4.3	Amended and Restated Bylaws of FleetCor Technologies, Inc. (incorporated by reference to Exhibit No. 3.1 to the Registrant’s Form 8-K, filed on January 29, 2018).

5.1	Opinion of King & Spalding LLP.

23.1	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included in signature pages).

99.1
FleetCor Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan, effective February 7, 2018 (incorporated by reference to Exhibit No. 10.1 to the Registrant’s Form 8-K, filed on February 12, 2018).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peachtree Corners, State of Georgia, on March 1, 2018.

FLEETCOR TECHNOLOGIES, INC.

By:	/s/ Ronald F. Clarke
Ronald F. Clarke President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald F. Clarke and Eric R. Dey, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/S/ RONALD F. CLARKE	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
Ronald F. Clarke

/S/ ERIC R. DEY	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Eric R. Dey

/s/ MICHAEL BUCKMAN	Director
Michael Buckman

/s/ JOSEPH W. FARRELLY	Director
Joseph W. Farrelly

/s/ THOMAS M. HAGERTY	Director
Thomas M. Hagerty

/s/ MARK A. JOHNSON	Director
Mark A. Johnson

/s/ RICHARD MACCHIA	Director
Richard Macchia

/s/ HALA G. MODDELMOG	Director
Hala G. Moddelmog
/s/ JEFFREY S. SLOAN	Director
Jeffrey S. Sloan

/s/ STEVEN T. STULL	Director
Steven T. Stull

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-166092), filed on June 29, 2010).

4.2	Amended and Restated Certificate of Incorporation of FleetCor Technologies, Inc. (incorporated by reference to Exhibit No. 3.1 to the Registrant’s Annual Report on Form 10-K, filed on March 25, 2011).

4.3	Amended and Restated Bylaws of FleetCor Technologies, Inc. (incorporated by reference to Exhibit No. 3.1 to the Registrant’s Form 8-K, filed on January 29, 2018).

5.1	Opinion of King & Spalding LLP.

23.1	Consent of King & Spalding LLP (included as part of Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included in signature pages).

99.1
FleetCor Technologies, Inc. Amended and Restated 2010 Equity Compensation Plan, effective February 7, 2018 (incorporated by reference to Exhibit No. 10.1 to the Registrant’s Form 8-K, filed on February 12, 2018).